EXHIBIT (p)

                                                         REVISED: APRIL 22, 2005


                                 CODE OF ETHICS
                                       FOR
                             JUNDT ASSOCIATES, INC.
                                 AND AFFILIATES


I.       PURPOSE AND CONSTRUCTION

         This Code of Ethics (the "Code") is adopted by Jundt Associates, Inc. ("Jundt Associates"), U.S. Growth Investments, Inc. ("USG") and the Funds in an effort to prevent violations of Section 17 of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder. The focus of the Code is the prevention of investment activities by persons with access to certain information that might be harmful to the interests of a Client or Fund, or that might enable such persons to illicitly profit from their relationship with a Client or the Funds.

II.      DEFINITIONS

         (a) "Access Person" means any director, officer or Advisory Person of Jundt Associates or a Fund or, with respect to USG, any director or officer who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for a Client or Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Client or Fund regarding the purchase or sale of Securities.

         (b)      "Advisory Person" means:

                  (1) any employee of Jundt Associates or a Fund (or of any company in a control relationship to Jundt Associates or a Fund) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a Client or Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales (including, but not limited to, Portfolio Managers and all Jundt Associates employees who provide information and advice to Portfolio Managers or who help execute the Portfolio Managers' decisions, such as securities analysts and traders); or

                  (2) any natural person in a control relationship to Jundt Associates or a Fund and who obtains information concerning recommendations made to a Client or Fund with regard to the purchase or sale of a Security.

         (c)      "Affiliated Person" of another person means:

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                  (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

                  (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

                  (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

                  (4) any officer, director, partner, co-partner or employee of such other person;

                  (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

                  (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         (d) "Beneficial Ownership" for purposes of the Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership." Although the following list is not meant to be exhaustive, under the rule a person would generally be regarded to be the beneficial owner of the following
Securities:

                  (1) Securities held in the person's own name;

                  (2) Securities held with another in joint tenancy, community property or other joint ownership;

                  (3) Securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

                  (4) Securities held by members of the person's immediate family sharing the same household;

                  (5) Securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such Securities;

                  (6) Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

                  (7) Securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (8) Securities held by a general partnership or limited partnership in which the person is a general partner;

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                  (9) Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio Securities (other than a registered investment company);

                  (10) Securities in a portfolio giving the person certain performance-related fees; and

                  (11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         (e)      "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the 1940 Act.

         (f) "Client" means any person, other than a Fund, for whom or which Jundt Associates serves as an "investment adviser" within the meaning of
Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

         (g) "Chief Compliance Officer" means the person designated by Jundt Associates as Chief Compliance Officer from time to time.

         (h) "Disinterested Director" means directors or trustees of a Fund who are not "interested persons," as defined in the 1940 Act, of a Fund, Jundt Associates or USG.

         (i) "Excessive or Abusive Trading" means effecting purchases or sales of shares in a registered open-end investment company (mutual fund) with a frequency, or otherwise in a manner (including seeking to profit from differences in the timing of valuation of foreign securities held in the fund's investment portfolio), that is likely to be detrimental to the interests of other shareholders in the fund, regardless of whether such purchases and sales are effected for purposes of market timing or otherwise.

         (j) "Fund" means any investment company registered under the 1940 Act for which Jundt Associates acts as an investment adviser.

         (k) "Late Trading" means effecting purchases or sales of shares in a registered open-end investment company (mutual fund) after its net asset value per share has been determined (typically following the 4:00 p.m. close of normal trading on the New York Stock Exchange) at such previously-determined net asset value per share.

         (l) "Market Timing" means effecting purchases or sales of shares in a registered open-end investment company (mutual fund) with a view to profiting from short-term movements in the securities markets, regardless of whether such purchases and sales violate the market timing policies of the fund.

         (m) "Member of immediate family" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his or her immediate family has a substantial beneficial interest,


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unless neither such person nor any other member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.

         (n) "Outside Fund Officer" means any officer of a Fund who is not otherwise an "interested person," as defined in the 1940 Act, of a Fund, Jundt Associates or USG.

         (o) "Personal Securities Transaction" means a transaction in a Security in which a person has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice of or regarding such transaction. A person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is effected on the person's behalf by an independent fiduciary or broker with investment discretion, provided the person did not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction.

         (p) "Portfolio Manager" means a Jundt Associates employee entrusted with the direct responsibility and authority to make investment decisions affecting a Client or a Fund.

         (q) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         (r) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

         (s) "Security held or to be acquired" by a Client or Fund means any Security which, within the most recent fifteen (15) days, (i) is or has been held by such Client or Fund, or (ii) is being or has been considered by such Client or Fund or its investment adviser for purchase by such Client or Fund.

         (t) "1940 Act" means the Investment Company Act of 1940, 15 U.S.C. ss.ss. 80a-1 to 80a-52, as amended.

III.     RESTRICTIONS

         (a) Nondisclosure of Information. An Access Person shall not divulge to any person contemplated or completed Securities transactions of a Client or Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

         (b) Section 17(d) Limitations. Neither USG, an Affiliated Person of a Fund or any Affiliated Person of USG or of such Affiliated Person of a Fund, acting as principal, shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person, USG or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under
Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by a Fund or controlled companies on a basis different from or less advantageous than that of such other participant.

         (c) Proscribed Activities under Rule 17j-1(b). Rule 17j-1(b) under the 1940 Act provides:

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                  It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:

                           (1) To employ any device, scheme or artifice to
                  defraud such registered investment company;

                           (2) To make to such registered investment company any
                  untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                           (3) To engage in any act, practice or course of
                  business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                           (4) To engage in any manipulative practice with
                  respect to such registered investment company.

         Any violation of Rule 17j-1(b) shall be deemed to be a violation of the Code.

         (d) Covenant to Exercise Best Judgment. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by a Client or Fund, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by a Client or Fund.

         (e) General Principles of Personal Investing. No Access Person shall engage in any Personal Securities Transaction that such Access Person has reason to know will be detrimental to the best interest of any Client or Fund. When engaging in a Personal Securities Transaction, an Access Person shall:

                  (1) place the interests of Clients and the Funds first;

                  (2) conduct such transaction in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

                  (3) not take inappropriate advantage of such person's position in relationship to Clients or the Funds.

         (f) Prohibition on Proprietary Securities Transactions. Jundt Associates shall not engage in or effect any securities transaction for its own account.

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         (g)      Limitation on Personal Securities Transactions.

                  (1) Prohibition on Personal Securities Transactions By Certain Access Persons. No Access Person (other than Disinterested Directors and Outside Fund Officers) shall engage in or effect any Personal Securities Transaction involving the purchase of any Security that a Client or Fund, is permitted pursuant to its investment objectives and policies, to own; PROVIDED, HOWEVER, that the foregoing prohibition shall not apply to any Security described in Section III(h)(2), (3) or
         (9); PROVIDED, FURTHER, that such prohibition shall not apply to any Security described in Section III(h)(5) through (8) or to any transaction effected pursuant to a systematic dividend reinvestment or withdrawal plan, if in each case the purchase of the underlying security was effected in compliance with the Code.

                  (2) Limitations Related to Timing of Transactions. The timing of Personal Securities Transactions not prohibited under Section III(g)(1) - including, but not limited to, any proposed sale by an Access Person (other than a Disinterested Director or an Outside Fund Officer) of a Security that a Client or a Fund is permitted to own - shall be limited as follows:

                           (A) No Access Person shall engage in a Personal
                  Securities Transaction on a day during which a Client or Fund has a pending "buy" or "sell" order for the same Security until that order is executed or withdrawn. For purposes of this paragraph (A), Access Person shall not include any Disinterested Director or Outside Fund Officer unless such Disinterested Director or Outside Fund Officer has actual knowledge that a Client or Fund has a pending "buy" or "sell" order for the same Security.

                           (B) No Portfolio Manager shall engage in a Personal
                  Securities Transaction within a seven (7) day period before or after a Client or Fund that he or she manages trades in the same Security.

                           (C) Advisory Persons shall not profit from the
                  purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty calendar days. For purposes of this paragraph (C), "Securities" shall not be deemed to include any securities which may not be purchased by any Client or Fund because of investment limitations which, in the case of the Funds', must be set forth in Registration Statements filed with the Securities and Exchange Commission. This paragraph (C) shall also not apply with respect to any purchases of Securities in connection with periodic rebalancing of retirement, profit-sharing and other similar accounts. The Chief Compliance Officer, or Jundt Associates' Vice Chairman (the "Vice Chairman") in the event that such Advisory Person is also the Chief Compliance Officer, may grant an exception to this provision in cases of personal hardship or other appropriate circumstances.

                  (3) Timing of Orders. All orders placed by Access Persons regarding the purchase or sale of a Security of any Fund must be received by the transfer agent, broker-dealer or distributor, as applicable, by 12:00 p.m. (noon) Central Time.

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                  (4) Prohibition on Late Trading, Excessive or Abusive Trading
         and Market Timing in Mutual Fund Shares. No Access Person shall directly or indirectly engage, or directly or indirectly enable, assist or permit any other person to engage, in Late Trading, Excessive or Abusive Trading or Market Timing with respect to shares of any registered open-end investment company (mutual fund), whether advised or sub-advised by Jundt Associates or otherwise.

                  (5) Initial Public Offering Limitations. Advisory Persons shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

                  (6) Private Placement Limitations. Investments in privately placed Securities shall be limited as follows:

                           (A) Advisory Persons shall not engage in any Personal
                  Securities Transaction that involves a private placement of Securities (other than investments in Southways Partners, LP, Southways Fund, Ltd. and any other private investment companies with respect to which Jundt Associates may from time to time act as the investment adviser) without the express prior approval of the Chief Compliance Officer, or the Vice Chairman in the event that the Advisory Person is also the Chief Compliance Officer. In reviewing any such approval request, the Chief Compliance Officer or the Vice Chairman shall consider, among other factors, whether the investment opportunity should be reserved for a Client or a Fund and its shareholders, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with a Client or the Funds.

                           (B) Advisory Persons who have a Beneficial Ownership
                  interest in any Securities obtained through a private placement shall disclose such interest to the Chief Compliance Officer, or the Vice Chairman in the event that the Advisory Person is also the Chief Compliance Officer, if and when they should become involved in any subsequent consideration of an investment in the same issuer for any Client or Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of a Client or Fund shall be subject to the review and approval of an individual categorized as an Advisory Person who has no personal interest in such issuer, which individual shall be appointed by the Chief Compliance Officer or the Vice Chairman, as the case may be.

                  (7) Reports. The Chief Compliance Officer and the Vice Chairman shall maintain and make available written records of all actions taken under this Section III(g) in the manner required by Rule 17j-1(f) under the 1940 Act.

         (h) Prior Clearance of Personal Securities Transactions. Prior to effecting a Personal Securities Transaction, an Access Person (other than a Disinterested Director or an Outside Fund Officer) shall notify the Chief Compliance Officer of the proposed transaction, including the amount of the transaction and the Security involved. If the Access Person proposing the Personal Securities Transaction is also the Chief Compliance Officer, the Access Person shall notify the Vice Chairman of the proposed transaction. The Chief Compliance Officer or Vice Chairman, after investigation,

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shall determine whether such transaction is consistent with the Code and shall promptly communicate such determination to the Access Person making the request. Transaction clearances must be obtained no more than two days prior to making a purchase or sale of a Security. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Access Person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such Access Person has been advised by the Chief Compliance Officer or Vice Chairman that the transaction would be consistent with the Code. The Chief Compliance Officer and the Vice Chairman shall maintain and make available written records of all actions taken under this Section III(h) in the manner required by Rule 17j-1(f) under the 1940 Act. This provision does not apply to transactions:

                  (1) effected for any account over which such person does not have any direct or indirect influence or control (including, but not limited to, accounts managed by an independent and unaffiliated person with investment discretion) provided the Access Person does not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction;

                  (2) involving United States Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (mutual funds);

                  (3) subject to Section III(g), in Securities that no Clients are permitted to purchase or sell in accordance with their investment policies or restrictions;

                  (4) effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

                  (5) effected in connection with the exercise of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class of the issuer's securities;

                  (6) which are effected in connection with the call by the issuer of a preferred stock or bond;

                  (7) which are effected in connection with the exercise by a second party of a put or call option;

                  (8) which are effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five business days prior to such expiration; or

                  (9) in any Security traded on a national securities exchange or over-the-counter market where the market value of such Security is tied to a broad-based market index.

         (i) Copies of Brokerage Reports. When an Access Person (other than a Disinterested Director or an Outside Fund Officer) engages in a Personal Securities Transaction, the Access Person shall direct that the executing broker send a duplicate copy of the confirmation to the Chief


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Compliance Officer at the same time as it is provided to such Access Person.
Such Access Person shall also direct such broker to provide duplicate copies of any periodic statements on any account maintained by such person (or any other account in which such Access Person has a Beneficial Ownership interest) to the Chief Compliance Officer. In the event that such Access Person is also the Chief Compliance Officer, the Access Person shall direct that the executing broker send duplicate copies of confirmations and periodic statements to the Vice Chairman.


IV.      REPORTING REQUIREMENTS

         (a) Initial and Annual Reports by Access Persons. All Access Persons (other than Disinterested Directors and Outside Fund Officers) shall submit to the Chief Compliance Officer, except that the Chief Compliance Officer shall submit to the Vice Chairman, a report of all Securities owned by them (or in which they otherwise have a Beneficial Ownership interest) and the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held at the time that they commence employment with Jundt Associates or USG and shall also submit such a report to the Chief Compliance Officer or the Vice Chairman, as the case may be, at the end of each calendar year thereafter. Initial holdings reports shall be submitted to the Chief Compliance Officer or, as appropriate, the Vice Chairman, and the Chief Compliance Officer or the Vice Chairman, as the case may be, shall review such reports, in each case no later than ten (10) days after a person becomes an Access Person. Initial holding reports shall be current as of a date no more than 45 days prior to the date the person becomes an Acccess Person. Annual holdings reports shall be submitted to the Chief Compliance Officer or, as appropriate, the Vice Chairman, no later than thirty (30) days following the end of each calendar year, and the Chief Compliance Officer or the Vice Chairman, as the case may be, shall, in each case promptly review such reports. Annual holdings reports submitted to the Chief Compliance Officer or the Vice Chairman must be current as of a date no more than forty five (45) days before the date that the report is submitted.

         (b) Quarterly Report. No later than thirty (30) days after the end of each calendar quarter, each Access Person shall submit a report to the Chief Compliance Officer and the Chief Compliance Officer shall review such report, except that the Chief Compliance Officer shall submit a report to the Vice Chairman and the Vice Chairman shall review such report, which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

                  (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3) the price at which the transaction was effected; and

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

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         If no transactions have occurred during the period, the report shall so indicate. Any report required to be made pursuant to this Section IV(b) may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect
Beneficial Ownership in the Security to which the report relates.

         (c) Limitations on Reporting Requirements. Notwithstanding the provisions of Section IV(b), no Access Person shall be required to make a quarterly report:

                  (1) with respect to transactions effected for any account over which neither such person nor any other Access Person has any direct or indirect influence or control or transactions in securities which are direct obligations of the United States;

                  (2) if such a person is a Disinterested Director or an Outside Fund Officer, except that a Disinterested Director or Outside Fund Officer shall make a quarterly report pursuant to Section IV(b), where such Disinterested Director or Outside Fund Officer knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director or Outside Fund Officer, should have known that during the 15-day period immediately preceding or after the date of the transactions in a Security by the Disinterested Director or Outside Fund Officer, such Security is or was purchased or sold by a Client or Fund or such purchase or sale by a Client or Fund is or was considered by a Client or Fund or Jundt Associates; or

                  (3) where a report made to Jundt Associates would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

         (d) Review of Access Persons' Personal Securities Holding and Transaction Reports. Upon receiving a personal securities holding or transaction report from an Access Person or a copy of a brokerage report from the Access Person's executing broker, the Chief Compliance Officer or the Vice Chairman, as the case may be, shall, in each case promptly review the report. The review shall include:

                  (1) an assessment of whether the Access Person followed any required internal procedures, such as pre-clearance;

                  (2) a comparison of the Access Person's personal trading with the List of Restriced Securities;

                  (3) an assessment of whether the Access Person is trading for his own account in the same securities he is trading for clients, and if so whether the clients are receiving terms as favorable as the Access Person takes for himself;

                  (4) a periodical analysis of the Access Person's trading for patterns that may indicate abuse, including market timing;

                  (5) an investigation of any substantial disparities between the quality of performance the Access Person achieves for his own account and that he achieves for clients; and

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                  (6) an investigation of any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his own account and the percentage that are profitable when he places trades for clients.

         (e) Duty to Report Violations. Any person subject to the Code who discovers a violation or apparent violation of the Code by any other person shall bring the matter to the attention of the Chief Compliance Officer. If the purported violation of the Code is based upon transactions effected by the Chief Compliance Officer, such person shall bring the matter to the attention of the Vice Chairman.

         (f)      Filing of Reports. All reports prepared pursuant to this
Article IV shall be filed with the Chief Compliance Officer, except that reports prepared by the Chief Compliance Officer shall be filed with the Vice Chairman.

         (g) Reports to the Funds' Board of Directors. At each quarterly meeting of the Funds' Board of Directors, Jundt Associates shall report to the Board any violations of the Code, if any, that occurred since Jundt Associates' most recent prior report to the Board of Directors.

         In addition, the Funds, Jundt Associates and USG shall prepare an annual report to the Funds' Board of Directors containing the following:

                  (1) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (2) lists of any violations requiring significant remedial action during the past year, including details of such violations and the action taken;

                  (3) certifications that the Funds, Jundt Associates and USG have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

                  (4) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations.

         (h) Certification of Compliance. All Access Persons (other than Disinterested Directors and Outside Fund Officers) must certify annually in writing to the Chief Compliance Officer, except that the Chief Compliance Officer must certify to the Vice Chairman, that (1) they have read and understand the Code and recognize that they are subject to the Code, (2) they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code, and (3) they have complied with all requirements of the Code. The Chief Compliance Officer and the Vice Chairman shall maintain and make available copies of such written certifications in the manner required by Rule 17j-1(f) under the 1940 Act.

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V.       ENFORCEMENT AND SANCTIONS

         (a) General. The Chief Compliance Officer and the Vice Chairman shall bring all violations or apparent violations of the Code to the attention of the Chairman of Jundt Associates. The Chairman of Jundt Associates shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to Jundt Associates' and USG's directors, officers and employees. If the alleged violator is the Chairman of Jundt Associates, the Chief Compliance Officer shall bring such alleged violation to the attention of the Funds' Board of Directors or the Vice Chairman (depending on whether the alleged violation was in relation to a Fund or a Client), who shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to such alleged violation. If the alleged violator is a Disinterested Director or is otherwise not a director, officer or employee of Jundt Associates or USG, the Board of Directors of the affected Fund or Funds shall have the primary responsibility for enforcing the Code and determining appropriate sanctions. In addition to the sanctions prescribed by Section V(b), any person who is found to have violated the Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the applicable person or persons responsible for enforcing the Code. In determining appropriate sanctions to be imposed for violations of the Code, the person or persons charged with enforcing the Code may consider any factors they deem relevant, including, without limitation:

                  (1) the degree of willfulness' of the violation;

                  (2) the severity of the violation;

                  (3) the extent, if any, to which the violator profited or benefited from the violation;

                  (4) the adverse effect, if any, of the violation on the involved Client or Fund;

                  (5) the market value and liquidity of the class of Securities involved in the violation;

                  (6) the prior violations of the Code, if any, by the violator;

                  (7) the circumstances of discovery of the violation; and

                  (8) if the violation involved the purchase or sale of Securities in violation of the Code, (A) the price at which the purchase or sale was made, and (B) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

         (b) Violations of Section III(f). In addition to any sanction imposed under Section V(a) of the Code, any profits realized on Personal Securities Transactions effected in violation of Section III(f) of the Code must be disgorged and contributed to the appropriate Client or Fund. Each

Personal Securities Transaction will be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of the Code. In the event of a violation involving more than one Client or Fund, profits shall be allocated among the affected Clients and Funds in proportion to the relative net asset values of the Funds and Client accounts as of the date of the violation. Should the violation not involve any Clients or Funds, profits shall be paid to a charitable organization chosen in the discretion of the Disinterested Directors of the Funds.

         (c) Rights of Alleged Violator. A person charged with a violation of the Code shall have the opportunity to appear before the person or persons as may have authority to impose sanctions pursuant to the Code, at which time such person shall have the opportunity, orally or in writing, to respond to any and all charges.

         (d) Notification to Fund Outside Legal Counsel. The Funds' outside legal counsel shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

         (e) Non-Exclusivity of Sanctions. The imposition of sanctions under this Section V shall not preclude the imposition of additional sanctions by the Board of Directors of the Funds or the Chairman or Vice Chairman of Jundt Associates, as the case may be, and shall not be deemed a waiver of any rights by any Fund, Jundt Associates or USG.

VI.      GIFTS AND DIRECTORSHIPS

         (a) Gifts. Advisory Persons shall not accept any gift or other thing of more than DE MINIMIS value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Client or Fund.

         (b) Service as a Director. Advisory Persons may not serve as directors of publicly traded companies without the prior written authorization of the Chief Compliance Officer, or the Vice Chairman in the event that such Advisory Person is also the Chief Compliance Officer. The Chief Compliance Officer or the Vice Chairman shall not provide such authorization unless he or she finds that such board service would be consistent with the interests of Clients, the Funds and their shareholders. Should any person receive such authorization, any investments by Clients or the Funds in the securities of any such publicly traded company while such person is serving as a director will be required to be approved in advance, in writing, by the Chief Compliance Officer or the Vice Chairman as the case may be.

VII.     MISCELLANEOUS PROVISIONS

         (a) Identification of Access Persons, Advisory Persons and Portfolio Managers. Jundt Associates shall, on behalf of itself, the Funds and USG, identify all Access Persons who are under a duty to make reports under
Article IV and shall inform such persons of such duty. Jundt Associates shall likewise identify all individuals who are classified as Advisory Persons and Portfolio Managers hereunder and inform such persons of such classifications.

         (b) Maintenance of Records. Jundt Associates shall, on behalf of the Funds and USG, maintain and make available records as required by Rule 17j-1(f).

                       QUARTERLY REPORT OF ACCESS PERSONS
                            PURSUANT TO SECTION IV(B)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES

Instructions:
-------------

         (1) Not later than thirty (30) days after the end of each calendar quarter, each Access Person shall submit this Report, or an equivalent electronic report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

         (2) No transactions set forth in Section IV(c) of the Code need be included in this Report.

         (3) If no reportable transactions have occurred during the period, put an "X" in the following box [_], and you may skip to the signature line.

         (4) This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct or indirect Beneficial Ownership in the Security to which the Report relates.

         (5) If you must file this Report and transactions have occurred during the period, set forth the following information with respect to transactions during the most recently ended calendar quarter in any Security in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security:

                                                                      Broker,
                               Date and Nature        Price          Dealer or
               Title and       of Transaction      Transaction     Bank Through
 Name of       Number of      (i.e., purchase,         was         Whom Transfer
 Issuer     Shares or Units    sale or other)       Effected         Effected
--------    ---------------    --------------      ----------       ----------




         (If you need additional space, please attach additional pages.)


         QUESTIONS REGARDING THE COMPLETION OF THIS REPORT MAY BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.

         The answers to the foregoing are true and correct to the best of my information and belief.



Dated:
      --------------------                 ------------------------------------
                                           Signature of Person Filing Report

                         ANNUAL REPORT OF ACCESS PERSONS
                       PURSUANT TO SECTIONS IV(A) AND (G)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES


         THE CODE OF ETHICS FOR JUNDT ASSOCIATES, INC. AND AFFILIATES (THE "CODE") SHOULD BE REVIEWED PRIOR TO COMPLETING THIS REPORT, AND TERMS DEFINED IN THE CODE HAVE THE SAME MEANINGS IN THIS REPORT. NOT LATER THAN THIRTY (30) DAYS FOLLOWING THE END OF EACH CALENDAR YEAR, EACH ACCESS PERSON SHALL SUBMIT THIS REPORT, OR AN EQUIVALENT ELECTRONIC REPORT, TO THE CHIEF COMPLIANCE OFFICER, EXCEPT THAT THE CHIEF COMPLIANCE OFFICER SHALL SUBMIT THIS REPORT (IF APPLICABLE) TO THE VICE-CHAIRMAN OF JUNDT ASSOCIATES, INC. THIS REPORT SHALL BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS BEFORE IT IS SUBMITTED.

         I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

         o That I have read and understand the Code and recognize that I am subject to the Code.

         o That I have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code.

         o        That I have complied with all requirements of the Code.

         o        That:

                  [_] As of December 31, ______, I Beneficially Owned no Securities.

                                       OR

                  [_] Attached to this report is a true, correct and complete listing of all Securities in which I had any direct or indirect Beneficial Ownership as of December 31, _____.

         QUESTIONS REGARDING THE COMPLETION OF THIS REPORT MAY BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.

         The answers to the foregoing questions (and any attached listing of Securities) are true, correct and complete to the best of my information and belief.


Dated:   January ___, _____
                                          ------------------------------------
                                          Signature of Person Filing Report

                        INITIAL REPORT OF ACCESS PERSONS
                            PURSUANT TO SECTION IV(A)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES


         THE CODE OF ETHICS FOR JUNDT ASSOCIATES, INC. AND AFFILIATES (THE "CODE") SHOULD BE REVIEWED PRIOR TO COMPLETING THIS REPORT, AND TERMS DEFINED IN THE CODE HAVE THE SAME MEANINGS IN THIS REPORT. NOT LATER THAN TEN (10) DAYS AFTER A PERSON BECOMES AN ACCESS PERSON, SUCH ACCESS PERSON SHALL SUBMIT THIS REPORT, OR AN EQUIVALENT ELECTRONIC REPORT, TO THE CHIEF COMPLIANCE OFFICER, EXCEPT THAT THE CHIEF COMPLIANCE OFFICER SHALL SUBMIT THIS REPORT (IF APPLICABLE) TO THE VICE-CHAIRMAN OF JUNDT ASSOCIATES, INC. THIS REPORT SHALL BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE THE PERSON BECOMES AN ACCESS PERSON.

         I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

         o I have read and understand the Code and understand that I am subject to the Code.

                  [_]      As of ________________________, ____, I Beneficially
                           Owned no Securities.

                                       OR

                  [_] Attached to this report is a true, correct and complete listing of all Securities in which I had any direct or indirect Beneficial Ownership as of ______________________, _____.


         QUESTIONS REGARDING THE COMPLETION OF THIS REPORT MAY BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.

         The answers to the foregoing questions are true, correct and complete to the best of my information and belief.


Dated: ______________________, _____
                                             ----------------------------------
                                             Signature of Person Filing Report

                      JUNDT ASSOCIATES, INC. AND AFFILIATES
                            REQUEST BY ACCESS PERSON
                  TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

         I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (IF NECESSARY, USE APPROXIMATE DATES AND AMOUNTS OF PROPOSED PERSONAL SECURITIES TRANSACTION.)


Record Owner of Account:
                         ------------------------------------------------------
Relationship to Advisory Representative:
                                         --------------------------------------
Proposed Date of Transaction:                                 ,
                               ------------------------------- ------


                              PROPOSED TRANSACTION

                                        Number of         Nature of
           Name of Issuer/              Shares or        Transaction
        Title or Description            Principal        (purchase,        Unit       Total          Broker,
             of Security                 Amount        sale or other)      Price      Price      Dealer or Bank
-------------------------------------------------------------------------------------------------------------------









                                               --------------------------------
                                               Name of Access Person


Dated:                     ,
       --------------------  ----              --------------------------------
                                               Signature of Access Person


================================================================================


              [_] PERMISSION GRANTED        [_] PERMISSION DENIED



Dated:                     ,
       --------------------  ----              --------------------------------
                                               Signature of Chief Compliance
                                               Officer (or Vice Chairman of
                                               Jundt Associates, Inc. if the
                                               Chief Compliance Officer is the
                                               requesting person)